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As filed with the United States Securities and Exchange Commission on May 5, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADAPTIMMUNE THERAPEUTICS PLC
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

England and Wales (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

91 Park Drive, Milton Park
Abingdon, Oxfordshire OX14 4RY
United Kingdom
(44) 1235 430000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

ADAPTIMMUNE LLC
University City Science Center
3711 Market Street—8th Floor
Philadelphia, PA 19104
United States of America
(267) 499 2066
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
David S. Bakst Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 Telephone: (212) 506 2500 Facsimile: (212) 262 1910	James J. Noble Chief Executive Officer Adaptimmune Therapeutics plc 91 Park Drive, Milton Park Abingdon, Oxfordshire, OX14 4RY United Kingdom Telephone: (44) 1235 430000 Facsimile: (44) 1235 430001	Steven D. Singer Lisa Firenze Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, NY 10007 Telephone: (212) 230 8800 Facsimile: (212) 230 8888

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

                   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

                   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.    ☒ 333-203267

                   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)

Ordinary shares, par value £0.001 per share	12,937,500	$2.83	$36,656,250	$4,259.46

(1)
Each ADS represents six ordinary shares. ADSs issuable upon deposit of the ordinary shares registered hereby are registered pursuant to a separate registration statement on Form F-6 (File No. 333-203642).

(2)
Represents only the additional number of shares being registered and includes 1,687,500 additional shares, represented by American Depositary Shares, or ADSs, that the underwriters have the option to purchase. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the 64,687,500 ordinary shares that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-203267).

(3)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price and the initial public offering price per ADS. The Registrant previously registered securities at an aggregate offering price not to exceed $183,281,250 on a Registration Statement on Form F-1 (File No. 333-203267), which was declared effective by the Securities and Exchange Commission on May 5, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $36,656,250 is hereby registered.

                   The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note

              This Registration Statement is being filed with respect to the registration of additional securities of Adaptimmune Therapeutics plc (the "Company") pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-203267) initially filed by the Company with the Securities and Exchange Commission (the "Commission") on April 6, 2015 which was declared effective by the Commission on May 5, 2015 including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein (the "Original Registration Statement"), are incorporated herein by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement.

              The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

 SIGNATURES

              Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxfordshire, England, on May 5, 2015.

ADAPTIMMUNE THERAPEUTICS PLC
By:	/s/ JAMES J. NOBLE
	Name:	James J. Noble
	Title:	Chief Executive Officer

              Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on May 5, 2015 in the capacities indicated.

Signature	Position

/s/ JAMES J. NOBLE James J. Noble	Chief Executive Officer and Director (Principal Executive Officer)
* Jonathan Knowles, Ph.D.	Chairman of the Board of Directors and Director
* Adrian Rawcliffe	Chief Financial Officer (Principal Financial and Accounting Officer)
* Lawrence M. Alleva	Director
* Ali Behbahani, M.D.	Director
* Ian Laing	Director
* David M. Mott	Director
* Elliott Sigal, M.D., Ph.D	Director

	Signature	Position

* Peter Thompson, M.D.		Director
*By:	/s/ JAMES J. NOBLE James J. Noble Attorney-in-Fact

 SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

              Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Adaptimmune Therapeutics plc, has signed this registration statement or amendment thereto on May 5, 2015.

ADAPTIMMUNE LLC
By:	/s/ JAMES J. NOBLE
	Name:	James J. Noble
	Title:	Chief Executive Officer

 EXHIBIT INDEX

Exhibit Number		Description of Exhibit
1.1	(1)	Form of Underwriting Agreement.

5.1		Opinion of Mayer Brown International LLP as to the validity of the ordinary shares.

23.1		Consent of KPMG LLP for Adaptimmune Limited.

23.2		Consent of KPMG LLP for Adaptimmune Therapeutics Limited.

23.3		Consent of Mayer Brown International LLP (included in Exhibit 5.1).

24.1	(2)	Powers of Attorney.

(1)
Previously filed as Exhibit 1.1 to the Registrant's Registration Statement on Form F-1, as amended (File No. 333-203267), originally filed with the Securities and Exchange Commission on April 27, 2015 and incorporated by reference herein.

(2)
Previously filed on the signature page to the Registrant's Registration Statement on Form F-1, as amended (File No. 333-203267), originally filed with the Securities and Exchange Commission on April 6, 2015 and incorporated by reference herein.

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SIGNATURES
SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT
EXHIBIT INDEX